UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

and

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On May 15, 2014, in connection with the adoption of the forum selection bylaw described below in Item 5.03, the Board of Directors of MDU Resources Group, Inc. (the “Company”) approved amendments to its form of indemnification agreement (as so amended, the “Indemnification Agreement”) to be entered into from time to time between the Company and each of its directors and those of its officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Section 16 Officers”).

The form of Indemnification Agreement has been amended to provide that each indemnitee who is an officer of the Company consents to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b), regardless of whether the indemnitee would otherwise fall within the definition of “officer” set forth in that section. The purpose of the amendments is to ensure that all Section 16 Officers, regardless of their current titles or compensation, are covered by 10 Del. C. Section 3114(b) and subject to personal jurisdiction of the Delaware courts in internal affairs cases involving the Company.

On May 15, 2014, the Company also entered into an amendment (“Amendment No. 1”) to the existing indemnification agreements with each officer who is a party to such an agreement, including all current Section 16 Officers, namely (i) David L. Goodin, President and Chief Executive Officer, (ii) David C. Barney, President and Chief Executive Officer, Knife River Corporation, (iii) Steven L. Bietz, President and Chief Executive Officer, WBI Holdings, Inc., (iv) William R. Connors, Vice President - Renewable Resources, (v) Mark A. Del Vecchio, Vice President - Human Resources, (vi) Dennis L. Haider, Executive Vice President - Business Development, (vii) Douglass A. Mahowald, Treasurer and Assistant Secretary, (viii) K. Frank Morehouse, President and Chief Executive Officer, Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation and Intermountain Gas Company, (ix) Cynthia J. Norland, Vice President - Administration, (x) Nathan W. Ring, Vice President, Controller and Chief Accounting Officer, (xi) Paul K. Sandness, General Counsel and Secretary, (xii) Doran N. Schwartz, Vice President and Chief Financial Officer, (xiii) Jeffrey S. Thiede, President and Chief Executive Officer, MDU Construction Services Group, Inc., and (xiv) J. Kent Wells, Vice Chairman; President and Chief Executive Officer, Fidelity Exploration & Production Company, to conform the existing indemnification agreements to the new form of Indemnification Agreement.

The new form of Indemnification Agreement is filed as Exhibit 10.1 hereto. The form of Amendment No. 1 is filed as Exhibit 10.2 hereto.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2014, the Board approved an amendment to the Company’s Bylaws, effective May 15, 2014, to add a forum selection provision as a new Section 7.09 of the Bylaws.

Section 7.09 provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.

In addition, Section 7.09 provides that, if any action the subject matter of which is within the forum selection provision is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum selection provision and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The Company’s Bylaws, as amended and restated on May 15, 2014, are filed as Exhibit 3.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Bylaws of MDU Resources Group, Inc., as amended and restated on May 15, 2014
10.1	Form of MDU Resources Group, Inc. Indemnification Agreement for Section 16 Officers and Directors
10.2	Form of Amendment No. 1 to Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014

MDU RESOURCES GROUP, INC.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Bylaws of MDU Resources Group, Inc., as amended and restated on May 15, 2014
10.1	Form of MDU Resources Group, Inc. Indemnification Agreement for Section 16 Officers and Directors
10.2	Form of Amendment No. 1 to Indemnification Agreement